Exhibit 99.1

Co-Diagnostics, Inc. Reports Full Year 2023 Financial Results

SALT LAKE CITY, March 14, 2024— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the full year ended December 31, 2023.

Full Year 2023 Financial Results:

●	Revenue of $6.8 million, down from $34.2 million during the prior year primarily due to the decline in global demand for the Logix Smart® COVID-19 tests. Grant revenue totaled $5.8 million while product revenue totaled $1.0 million
●	Operating expenses of $45.3 million decreased by 18.6% from the prior year due to goodwill impairment charges in the prior year, offset by an increase in research and development costs incurred for the development of our Co-Dx™ PCR platform in the current year
●	Operating loss of $42.7 million compared to operating loss of $27.0 million in 2022
●	Net loss of $35.3 million, compared to net loss of $14.2 million in the prior year, representing a loss of $1.20 per fully diluted share, compared to a loss of $0.45 per fully diluted share in the prior year
●	Adjusted EBITDA loss of $33.0 million
●	Repurchased approximately 967,000 shares of common stock at an average price of $1.41 per share for an aggregate purchase price of approximately $1.4 million
●	Cash, cash equivalents, and marketable securities of $58.5 million as of December 31, 2023

Full Year 2023 Business Highlights:

●	Initiated and completed the clinical evaluations for the first test on the new Co-Dx PCR point-of-care and at-home platform
●	Submitted an EUA to the FDA in December for our Co-Dx PCR Pro™ instrument, mobile app, and Co-Dx COVID-19 test kit
●	Awarded grant funding in the aggregate amount of approximately $12.6 million in 2023, to be applied towards regulatory and clinical validation activities for the development of our tuberculosis (TB) test, upper respiratory multiplex (flu A/B, COVID-19, and RSV) panel, and human papillomavirus (HPV) test, which include:

●	Three awards from the Bill and Melinda Gates Foundation to support the development of tuberculosis and HPV tests and expansion of manufacturing capacity; and
●	An award from the NIH as part of the Rapid Acceleration of Diagnostics (RADx®) Tech program for upper respiratory multiplex panel

●	Appointed Ivory Chang as Chief Regulatory Affairs Officer. Ms. Chang previously worked at multiple large, renowned diagnostic companies, and brings many years of experience to Co-Diagnostics in in-vitro diagnostic product and point-of-care regulatory submissions
●	Built out new manufacturing facility which will serve to support production of our test cups and Co-Dx PCR Pro instruments

“We are pleased to have made great progress towards our strategic goals in the fourth quarter, highlighted by an Emergency Use Authorization submission to the FDA for our Co-Dx PCR Pro™ instrument, mobile app, and COVID-19 test,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We believe that our EUA submission will serve as a steppingstone in our effort to decentralize PCR diagnostics and to expand to the point-of-care and at-home settings. Co-Diagnostics’ investment in additional production capacity in Salt Lake City also includes the manufacturing of our Co-Primers™ in-house, to lower costs. We are currently building expanded capacity for test cup and instrument manufacturing lines in India as well, in addition to capability to support Co-Primers manufacturing in the near future.”

“We remain excited for 2024 and look forward to providing updates on our test development and platform. Co-Diagnostics plans to continue the development of our TB, multiplex respiratory, and HPV tests throughout the year,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://co-dx.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale. The Co-Dx PCR Pro instrument and Co-Dx COVID-19 Test are currently under review by the FDA.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) continued development and FDA submissions for the Co-Dx PCR platform and (ii) our belief that our EUA submission will serve as a steppingstone in our effort to decentralize PCR diagnostics and to expand to the point-of-care and at-home settings. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$14,916,878	$22,973,803
Marketable investment securities	43,631,510	58,289,066
Accounts receivable, net	303,926	3,453,723
Inventory, net	1,664,725	5,310,473
Income taxes receivable	26,955	1,870,419
Prepaid expenses and other current assets	1,597,114	761,187
Note receivable	-	75,000
Total current assets	62,141,108	92,733,671
Property and equipment, net	3,035,729	2,539,483
Operating lease right-of-use asset	2,966,774	372,115
Intangible assets, net	26,403,667	26,768,333
Investment in joint venture	773,382	672,679
Total assets	$95,320,660	$123,086,281
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,482,109	$952,296
Accrued expenses, current	2,172,959	934,447
Operating lease liability, current	838,387	297,209
Contingent consideration liabilities, current	891,666	1,689,471
Deferred revenue	362,449	-
Total current liabilities	5,747,570	3,873,423
Long-term liabilities
Income taxes payable	659,186	1,181,284
Deferred tax liability	-	2,417,987
Operating lease liability	2,152,180	50,708
Contingent consideration liabilities	748,109	1,042,885
Total long-term liabilities	3,559,475	4,692,864
Total liabilities	9,307,045	8,566,287
Commitments and contingencies (Note 12)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 36,108,346 shares issued and 31,259,668 shares outstanding as of December 31, 2023 and 34,754,265 shares issued and 30,872,607 shares outstanding as of December 31, 2022	36,108	34,754
Treasury stock, at cost; 4,848,678 and 3,881,658 shares held as of December 31, 2023 and December 31, 2022, respectively	(15,575,795)	(14,211,866)
Additional paid-in capital	96,808,436	88,472,935
Accumulated other comprehensive income (loss)	146,700	293,140
Accumulated earnings	4,598,166	39,931,031
Total stockholders’ equity	86,013,615	114,519,994
Total liabilities and stockholders’ equity	$95,320,660	$123,086,281

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
Product revenue	$991,473	$34,218,209
Grant revenue	5,820,565	-
Total revenue	6,812,038	34,218,209
Cost of revenue	4,184,949	5,481,093
Gross profit	2,627,089	28,737,116
Operating expenses
Sales and marketing	6,860,815	7,344,628
General and administrative	14,279,441	14,262,963
Research and development	22,962,593	17,438,098
Depreciation and amortization	1,230,474	1,282,718
Goodwill impairment charges	-	15,388,546
Total operating expenses	45,333,323	55,716,953
Loss from operations	(42,706,234)	(26,979,837)
Other income, net
Interest income	1,161,913	704,045
Realized gain on investments	2,243,059	-
Loss on disposition of assets	(2,578)	(138,117)
Gain on remeasurement of acquisition contingencies	1,092,581	7,899,644
Gain (loss) on equity method investment in joint venture	100,703	(332,969)
Total other income, net	4,595,678	8,132,603
Loss before income taxes	(38,110,556)	(18,847,234)
Income tax benefit	(2,777,691)	(4,608,985)
Net loss	$(35,332,865)	$(14,238,249)
Other comprehensive loss
Change in net unrealized gains on marketable securities, net of tax	$(146,440)	$293,140
Total other comprehensive income (loss)	$(146,440)	$293,140
Comprehensive loss	$(35,479,305)	$(13,945,109)

Loss per common share:
Basic	$(1.20)	$(0.45)
Diluted	$(1.20)	$(0.45)
Weighted average shares outstanding:
Basic	29,346,599	31,479,028
Diluted	29,346,599	31,479,028

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

Reconciliation of net loss to adjusted EBITDA:

	Years Ended December 31,
	2023	2022
Net loss	$(35,332,865)	$(14,238,249)
Interest income	(1,161,913)	(704,045)
Realized gain on investments	(2,243,059)	-
Depreciation and amortization	1,230,474	1,282,718
Transaction costs	310	139,342
Change in fair value of contingent consideration	(1,092,581)	(7,899,644)
Stock-based compensation expense	8,336,855	7,543,223
Income tax benefit	(2,777,691)	(4,608,985)
Goodwill impairment charges	-	15,388,546
Adjusted EBITDA	$(33,040,470)	$(3,097,094)

Reconciliation of net loss to adjusted net income (loss):

	Years Ended December 31,
	2023	2022
Net loss	$(35,332,865)	$(14,238,249)
Goodwill impairment charges	-	15,388,546
Adjusted net income (loss)	$(35,332,865)	$1,150,297